UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 25, 2013

ADVANCED CELL TECHNOLOGY, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-50295	87-0656515
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

33 Locke Drive, Marlborough, Massachusetts	01752
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code: (508) 756-1212

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 25, 2013, Advanced Cell Technology, Inc. entered into a share exchange agreement with Volation Capital Partners, LLC (“Volation”) pursuant to which we accepted for cancellation 113 shares of our Series A-1 Convertible Preferred Stock held by Volation in exchange for issuing 27,522,833 shares of our common stock to Volation. As of April 25, 2013, the Series A-1 Convertible Preferred Stock is redeemable on demand by Volation for $1,651,370 in accordance with the terms of the Series A-1 Convertible Preferred Stock. Volation agreed to exchange its Series A-1 Convertible Preferred Stock for common stock in lieu of demanding the redemption of the preferred stock. The exchange of the preferred shares for common stock results in reducing the debt reflected on our balance sheet by $1,651,370 and increasing equity by the same amount.

Item 3.02. Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02. The shares of common stock that we agreed to issue to Volation will be issued in reliance upon the exemption provided in Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder. The shares of common stock were not issued in connection with a public offering, and no public solicitation or advertisement was made or relied upon by Volation.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Share Exchange Agreement between Advanced Cell Technology, Inc. and Volation Capital Partners, LLC

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 1, 2013	Advanced Cell Technology, Inc. By: /s/ Gary H. Rabin Gary H. Rabin Chief Executive Officer